UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MSC Income Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Contacts:
MSC Adviser I, LLC
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO & Treasurer,
cgilbert@mainstcapital.com
713-350-6000

For inquiries regarding a specific account or holdings therein:
Hines Private Wealth Solutions
888-220-6121

Dennard Lascar Investor Relations
Ken Dennard | ken@dennardlascar.com
Zach Vaughan | zvaughan@dennardlascar.com

MSC Income Fund, Inc. Files Definitive Proxy Statement in Connection with Potential Listing of its Shares on a National Securities Exchange

HOUSTON – September 10, 2024 – MSC Income Fund, Inc. (the “Company”) is pleased to announce that it recently filed a Definitive Proxy Statement (the “Definitive Special Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s upcoming Special Meeting of Shareholders (the “Special Meeting”), which will be held on Monday, December 2, 2024, in the East-West Conference Rooms at 1330 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, commencing at 9:00 a.m., local time. The Definitive Special Proxy Statement details a series of proposals which the Company believes will position it to effectuate a listing of its shares of common stock on a national securities exchange (such as the New York Stock Exchange or NASDAQ Stock Market) (a “Listing”), which may be accompanied by a follow-on public offering of its shares, in each case if and when market conditions make it desirable to do so and if it is otherwise in the Company’s and its shareholders’ best interest.

In commenting on the Definitive Special Proxy Statement, Dwayne L. Hyzak, the Company’s Chief Executive Officer, stated, “We continue to be very excited about the potential changes at MSC Income Fund that are detailed in its recent Definitive Special Proxy Statement filing, which are the result of our continued efforts to find the best long-term outcome for all MSC Income Fund stakeholders. The MSC Income Fund board of directors and I strongly encourage all MSC

Income Fund shareholders to vote as soon as possible for the proposals being considered at the upcoming Special Meeting. Whether you own many shares, or just a few, your vote is important to the Fund’s future.”

Mr. Hyzak continued, “We believe that the planned activities and changes represent significant catalysts to the future growth of MSC Income Fund and strengthen its ability to continue to provide its shareholders with an attractive recurring and growing quarterly dividend and favorable total shareholder returns through a transition of the Company’s investment strategy and investment portfolio to be solely focused on its private loan investment strategy. We also understand that an option for liquidity is a valuable feature of any investment, so we are pleased that the Definitive Special Proxy Statement is a significant step in providing all MSC Income Fund shareholders the benefits of an equity security that is listed on a national securities exchange. We look forward to sharing additional details of the expected future benefits to the shareholders of MSC Income Fund and the potential timing of a Listing and to executing on the plans detailed in the Definitive Special Proxy Statement.”

The Company believes that a Listing, and actions taken in connection therewith, would provide several benefits to its shareholders, including, but not limited to the following:
•an opportunity for the significant growth of the Company through near-term access to additional capital through the public capital markets;
•significant benefits for the Company’s shareholders associated with an investment strategy intended to generate an attractive recurring and growing quarterly dividend through an intentional transition of the Company’s investment strategy and investment portfolio to be solely focused on its private loan investment strategy, rather than its current focus primarily on its private loan investment strategy and secondarily on its lower middle market investment strategy; and
•a path to an option for full liquidity for those existing shareholders who desire such an option.

A Listing would also provide the longer-term opportunity to access additional leverage capacity through a potential future reduction in the Company’s minimum asset coverage ratio from 200%

to 150%, subject to future board of directors or shareholder approval, which would allow the Company to further optimize its leverage profile and shareholder returns and support the future growth of its investment portfolio.

Effective upon a Listing, the Company and its investment adviser and administrator, MSC Adviser I, LLC (“MSC Adviser”), would amend their existing investment advisory agreement to better align with the Company’s transition to focus on its private loan investment strategy, including changes to the base management fee and incentive fee structures. The transactions and changes contemplated in the Definitive Special Proxy Statement, including the proposed amendment of the Company’s investment advisory agreement with MSC Adviser, have been approved by the Company’s board of directors, but remain subject to approval of the Company’s shareholders.

For more information on the Definitive Special Proxy Statement and the Company’s related activities, including a supplemental presentation outlining the details of the Company’s potential Listing and related items, the Company encourages its investors to visit the Presentations section of the Company’s website at https://www.mscincomefund.com/investors/presentations.

IMPORTANT NOTICE
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Company’s proposals (the “Proposals”) to be considered at the Special Meeting are included in the Definitive Special Proxy Statement, which the Company filed with the SEC on September 3, 2024. You should carefully read the Definitive Special Proxy Statement because it contains important information about the Special Meeting and the Proposals.

ABOUT MSC INCOME FUND, INC.
The Company (www.mscincomefund.com) is a principal investment firm primarily focused on providing debt capital to middle market companies and customized debt and equity financing to lower middle market companies. The Company’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million. The Company’s middle market portfolio companies are generally larger in size than its lower middle market portfolio companies.

ABOUT MSC ADVISER I, LLC
MSC Adviser is a wholly owned subsidiary of Main Street Capital Corporation (NYSE: MAIN) that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. It currently manages investments for external parties, including the Company.

FORWARD-LOOKING STATEMENTS
This communication contains forward-looking statements, which are based upon Company management’s current expectations and are inherently uncertain and which involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the following: the completion of certain proposed transactions by the Company, including a Listing, any potential follow-on public equity offering and the completion of certain other transactions; the Company’s planned transition to focus on its private loan investment strategy; the Company’s potential to access additional leverage and to reduce the minimum asset coverage requirement applicable to it under the Investment Company Act of 1940, as amended; the declaration and payment of future dividends; the Company providing a path to an option for full liquidity for its shareholders; the Company or its shareholders achieving any benefits from any of the foregoing; and anticipated approvals relating to the Special Meeting. The use of words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions identify any such forward-looking statements. Any such statements other than statements of historical fact are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such forward-looking statements are not guarantees or assurances of future performance or events and are subject to various risks and uncertainties. Certain factors could cause actual results, conditions and events to differ materially from those projected or anticipated, including the risks and uncertainties associated with (i) the timing or likelihood of the completion of the proposed transactions by the Company described in the Definitive Special Proxy Statement, (ii) the timing or likelihood of the commencement and/or completion of any Listing and/or any potential follow-on public equity offering and uncertainty with respect to the trading levels of shares of the Company’s common stock following any Listing, (iii) the possibility that the Company may fail to obtain the requisite shareholder approval for one or more of the Proposals, (iv) regulatory factors and general economic, political and market conditions at the time of any potential future transaction or event referenced in this communication, as well as other external factors, (v) changes in laws or regulations or interpretations of current laws and regulations that could impact implementation of one or more of the Proposals or the transactions contemplated thereby, (vi) the Company’s plans, expectations, objectives and intentions, as a result of any potential future transaction or event referenced in this communication, and (vii) other factors enumerated in the Company’s filings with the SEC. You should not place undue reliance on such forward-looking statements, which speak only as of the date of this communication. None of the Company or any of its affiliates, including MSC Adviser and its parent company, Main Street Capital Corporation (“Main Street”), undertakes any obligation to update any forward-looking statements made herein, unless required by law. Therefore, you should not rely on these forward-looking statements as representing the views of the Company, MSC Adviser, Main Street or any of their affiliates as of any date subsequent to the date of this communication. You should read this communication and the documents referenced in this communication completely and with the understanding that actual future events and results may be materially different from expectations. All forward-looking statements included in this communication are qualified by these cautionary statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed transactions referenced in this communication, including seeking to obtain shareholder approval in connection with the Proposals, the Company filed the Definitive Special Proxy Statement with the SEC and delivered it to the Company’s shareholders. The Definitive Special Proxy Statement contains important information about the Company, any proposed transactions and related matters. This communication is not a substitute for the Definitive Special Proxy Statement or for any other document that the Company, MSC Adviser, Main Street or another party may file with the SEC and send to the Company’s shareholders in connection with the proposed transactions. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE SPECIAL PROXY STATEMENT,

AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSALS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS.

Investors and security holders may obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov.

PARTICIPANTS IN THE SOLICITATION
The Company, MSC Adviser and Main Street, which beneficially owns 2,170,222 shares of the Company’s common stock, and the Company’s and Main Street’s respective directors and officers and certain personnel of MSC Adviser and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals and proposed transactions. Information about the directors and executive officers of the Company is set forth in the Definitive Special Proxy Statement and in its definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on May 29, 2024. Information about the directors and executive officers of Main Street is set forth in the Definitive Special Proxy Statement and in its definitive proxy statement for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2024. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the Proposals, and their direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Special Proxy Statement. To the extent holdings of securities by any of the Company’s directors or executive officers have changed since the amounts disclosed in the Definitive Special Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. These documents may be obtained free of charge from the sources indicated above.

NO OFFER OR SOLICITATION
This communication is not, and under no circumstances is it to be construed as, a prospectus or an advertisement. Nothing in this communication shall constitute an offer to sell, or a solicitation of an offer to buy, any securities and this communication should not be interpreted or construed as such. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Information contained on the Company’s website is not incorporated by reference into this communication.